                                                                   EXHIBIT 10(e)

STATE OF ALABAMA     )
JEFFERSON COUNTY     )

                             SECOND AMENDMENT TO THE
                              AMENDED AND RESTATED
                             SOUTHTRUST CORPORATION
                           DEFERRED COMPENSATION PLAN

         THIS AMENDMENT, made and entered into and effective as of the 18th day of December, 1996, by and between SOUTHTRUST CORPORATION, a Delaware corporation with its principal place of business in Birmingham, Alabama (hereinafter for convenience referred to as "SouthTrust"), and the Directors and Senior Officers of SouthTrust (or any other Participating Employee) who had been or will be designated by the Committee and who elected or will elect to participate hereinafter for convenience referred to as (the "Participants") in the Amended and Restated SouthTrust Corporation Deferred Compensation Plan, as amended (the "Plan"), as follows:

                              W I T N E S S E T H:

         WHEREAS, SouthTrust established the Plan effective the 15th day of July, 1992 and amended the Plan by the Addendum to SouthTrust Corporation Deferred Compensation Plan on April 20, 1994, and further amended the Plan by the First Amendment to the Amended and Restated SouthTrust Corporation Deferred Compensation Plan dated June 28, 1996; and

         WHEREAS, SouthTrust has determined, in its sole discretion, that it is beneficial to SouthTrust to permit Senior Officers who continue employment after age 59 to defer all or part of their Compensation earned after age 59; and

         WHEREAS, notwithstanding this Amendment to the Plan, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for tax purposes; and

         WHEREAS, Participants are currently, and will in the future be, Directors or Senior Officers of SouthTrust or other Participating Employers.

         NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

         FIRST: Section 1 of the Plan entitled Definitions shall be amended by adding new definitions as Section 1.20 and 1.21 at the end of Section 1 to read as follows:

         "1.20    "Early Retirement" means the voluntary termination of
employment by a Participant upon attaining his Early Retirement Age for any reason."

         "1.21    "Deferred Retirement Age" shall mean the earlier of (1)
attainment of age 70, or (2) termination of employment from SouthTrust."

         SECOND: The first sentence of Section 4.1 of the Plan entitled Election to Participate shall be deleted in its entirety and the following first sentence shall be substituted in lieu thereof:

         "Prior to the beginning of any Plan Year a Participant may elect to participate in the Plan by executing and delivering to the Human Resources Department of SouthTrust (hereinafter referred to as the "HRD") a Salary Deferral Agreement, in such form as

SouthTrust shall prescribe, to defer all or any part of the Compensation which would otherwise be paid to the Participant."

         THIRD: There shall be added to Section 7 a new paragraph 7.9 to read as follows:

         Senior Officer Benefits Upon Deferred Retirement Age. A Senior Officer Participant who attains his Normal Retirement Age and continues in employment with SouthTrust or a Participating Employer may elect to continue to participate in the Plan by executing and delivering to HRD a Salary Deferral Agreement, prior to the beginning of any Plan Year, to defer any or all of the Compensation which would otherwise be paid to such Participant during the Plan Year. Such deferred amount shall be credited to a 'Deferred Retirement Account' to be payable in cash and in one lump sum payment on or before the 30th day following his Deferred Retirement Age, or as soon as administratively possible thereafter. In the alternative, such Senior Officer Participant may elect to receive payment, upon attainment of his Deferred Retirement Age in quarterly or annual installments over a period not to exceed fifteen years, such installments to commence on the first day of the quarter next following the attainment of Deferred Retirement Age, or as soon as administratively possible thereafter, and to continue until the entire Deferred Retirement Account is paid in full. The amount of each such installment shall be equal to the result obtained by dividing the balance of the Deferred Retirement Account immediately prior to payment of such installment by the number of installments then remaining to be paid. Such Senior

Officer Participant may elect the alternative payment by notifying HRD in writing at any time prior to the beginning of the Plan Year in which he attains Deferred Retirement Age.

         FOURTH: The Plan, as hereby amended, shall continue in full force and effect.

         IN WITNESS WHEREOF, SouthTrust, by and through its duly authorized officers have caused this instrument to be executed under seal on the ____ day of December, 1996.

                                           SOUTHTRUST CORPORATION


                                           By: /s/ Wallace D. Malone
                                              ---------------------------
                                              Wallace D. Malone
                                              Chairman of the Board and
                                              Chief Executive Officer
ATTEST:



/s/ Aubrey D. Barnard
------------------------
Aubrey D. Barnard
Secretary

[CORPORATE SEAL]

STATE OF ALABAMA    )
JEFFERSON COUNTY    )

                             FIRST AMENDMENT TO THE
                              AMENDED AND RESTATED
                             SOUTHTRUST CORPORATION
                           DEFERRED COMPENSATION PLAN

         THIS AMENDMENT, made and entered into and effective as of the 28th day of June, 1996, by and between SOUTHTRUST CORPORATION, a Delaware corporation with its principal place of business in Birmingham, Alabama (hereinafter for convenience referred to as "SouthTrust"), and the Directors and Senior Officers of SouthTrust (or any other Participating Employer) who had been or will be designated by the Committee and who elected or will elect to participate hereinafter for convenience referred to as (the "Participants") in the Amended and Restated SouthTrust Corporation Deferred Compensation Plan (the "Plan"), as follows:

                              W I T N E S S E T H:

         WHEREAS, SouthTrust established the Plan effective the 15th day of July, 1992; and

         WHEREAS, SouthTrust has determined, in its sole discretion, that it is beneficial to SouthTrust to offer additional forms of investments under the Plan to the Participants; and

         WHEREAS, notwithstanding this Amendment to the Plan, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for tax purposes; and

         WHEREAS, Participants are currently, and will in the future be, Directors or Senior Officers of SouthTrust or other Participating Employers.

         NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

         FIRST: Section 6.1 of the Plan entitled Establishment of Accounts shall be amended by adding a new first sentence to read as follows:

         "Except as provided in Section 7.8, all amounts deferred and all interest earned on each Participant's Account shall be controlled by this
Section 6.1."

         SECOND: Section 7.1 of the Plan entitled Value of Benefits shall be amended by adding a new sentence at the end of Section 7.1 to read as follows:

         "In the event that a Participant makes an investment election under
Section 7.8 of the Plan, then the value of the Participant's Account shall be determined under Section 7.8."

         THIRD: Section 7 of the Plan entitled Payment of Benefits shall be amended by adding a Section 7.8 at the end of Section 7 to read as follows:

         "7.8 Additional Investment Options.

     (a) Notwithstanding anything contained in any Section of this Plan to the contrary, a Participant may elect, either prior to any Plan Year, so long as such date is at least ninety (90) days prior to the earliest date in which a participant would otherwise be eligible to receive benefits under the Plan, or within thirty (30) days after the effective date of this Amendment to the Plan, to have SouthTrust invest all or any part of its after-tax cost of capital for providing such Participant's Account in any type of life insurance contract, on the life of the Participant or the lives of the Participant and his spouse.

     (b) Participant elections shall be made on such forms provided by HRD and according to the procedures established by HRD. The election of the Participant shall set forth the part of the Participant's Account to which the election shall be applicable, the number and amount of annual payments to be invested by SouthTrust in such life insurance contract, and the terms of the recoupment by SouthTrust of its investment in such life insurance contract. Any life insurance contract in which SouthTrust invests as a result of the election of the Participant may be owned by SouthTrust, the Participant, or a third party, including a separate trust established by the Participant. The rights and obligations of SouthTrust and the policy owner with respect to premium payments, policy cash values, policy death benefits, and other rights and obligations of ownership shall be set forth in a split dollar life insurance agreement entered into between SouthTrust and the policy owner. If the insurance contract is owned by the Participant or a third party, then the insurance contract shall be collaterally assigned to SouthTrust, and SouthTrust's interest in the insurance policy shall be subject to the claims of SouthTrust's general creditors.

     (c) If such election is made, SouthTrust shall request from the Trustee of the Trust, the funds, and SouthTrust shall invest such requested funds during the lifetime of the insured(s) in the life insurance contract.

     (d) The Participant's election under this Section 7.8 shall supersede any form or timing of payment of benefits under the Plan. Any election under this
Section 7.8 shall be in writing and shall be effective when delivered to the HRD. Such election shall be irrevocable and once made, each Participant shall acknowledge that the election shall be irrevocable, except as may be provided in any additional agreements evidencing such election, and shall prevent the Participant from receiving any other form of benefit under the Plan with respect to any amount that is subject to this alternative investment election."

         FOURTH: Section 10.1 shall be deleted and the following language shall be added to read as follows:

         "10.1 Amendment or Termination of Plan. This Plan may be modified or amended in whole or in part or terminated by SouthTrust at any time (whether or not Participants are deferring Compensation under valid Salary Reduction Agreements). However, in no event shall an amendment or termination of the Plan alter, reduce or impair the Participant's or Beneficiary's accrued benefits or optional forms of investments which are attributable to services performed prior to the amendment or termination. In the event that the Plan is terminated, all Accounts shall either continue to be credited with interest or all premiums of insurance shall be paid until such Accounts are paid in full."

         FIFTH: The Plan, as hereby amended, shall continue in full force and effect.

         IN WITNESS WHEREOF, SouthTrust, by and through its duly authorized officers have caused this instrument to be executed under seal on the 28th day of June, 1996.

                                       SOUTHTRUST CORPORATION



                                       By:    /s/ Wallace D. Malone
                                            ----------------------------
                                            Wallace D. Malone
                                            Chairman of the Board and
                                            Chief Executive Officer

ATTEST:



/s/ Aubrey D. Barnard
------------------------
Aubrey D. Barnard
Secretary

[CORPORATE SEAL]

STATE OF ALABAMA

JEFFERSON COUNTY

                                   ADDENDUM TO
                             SOUTHTRUST CORPORATION
                           DEFERRED COMPENSATION PLAN

         SOUTHTRUST CORPORATION, a Corporation organized and existing under the laws of the State of Delaware, (hereinafter called the "Employer"), hereby publishes on this the 20th day of April, 1994 this Addendum to the SouthTrust Corporation Deferred Compensation Plan, as follows:

                              W I T N E S S E T H:

         WHEREAS, Employer, effective on January 21, 1987, established a Deferred Compensation Plan and Trust; and

         WHEREAS, the Internal Revenue Service has recently taken the position in a private letter ruling that all employers which participate in nonqualified deferred compensation plans are grantors under the plan and accompanying trust; and

         WHEREAS, it is the desire of SouthTrust Corporation that the Plan and Trust conform to the Internal Revenue Service position.

         NOW, THEREFORE, in consideration of the premises hereinabove set forth, Employer hereby clarifies the Plan, by addendum, as follows:

         FIRST: Section 6.3 of said Plan shall be amended to read as follows:

         6.3 Ownership of Accounts. Until paid to the Participant or Beneficiary, all assets held in or allocated to each Participant's Account, including all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights, shall remain solely the property and rights of the Trust, subject only to the claims of the general creditors of the Employer and each Participating Employer.

         SECOND: Section 10.3 of said Plan shall be amended to read as follows:

         10.3 Unsecured Promise. SouthTrust, each Participating Employer and each Participant acknowledges that this Agreement shall create only an unsecured promise by SouthTrust and each Participating Employer to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amounts shall remain solely the property of SouthTrust and each Participating Employer (with respect to the assets contributed on behalf of its employees) subject only to the claims of the general creditors of the Employer and each Participating Employer.

         THIRD: This Addendum shall be effective as of the date first entered above.

         FOURTH: In all other respects, said Plan is hereby ratified, confirmed and approved.

         The Employer has caused this Addendum to be executed by its duly authorized officer and duly attested, and its corporate seal to be hereunto affixed on the day and year first above written.

                                        SOUTHTRUST CORPORATION



                                        By   /s/ Wallace D. Malone
                                           ------------------------------------
                                           Wallace D. Malone,
                                           Chairman and Chief Executive Officer

ATTEST:                                                   (EMPLOYER)



/s/ Aubrey D.Barnard
-----------------------
Aubrey D. Barnard,
Secretary

(CORPORATE SEAL)

STATE OF ALABAMA   )
JEFFERSON COUNTY   )

                              AMENDED AND RESTATED
                             SOUTHTRUST CORPORATION
                           DEFERRED COMPENSATION PLAN

         THIS AMENDMENT, made and entered into and effective as of the 15th day of July ___, 1992, by and between SOUTHTRUST CORPORATION, a Delaware corporation with its principal place of business in Birmingham, Alabama (hereinafter for convenience referred to as "SouthTrust"), and the Directors and Senior Officers of SouthTrust or any other Participating Employer who have been designated by the Committee and who elect to participate (hereinafter for convenience referred to as "Participants"), as follows:

                              W I T N E S S E T H:

         WHEREAS, SouthTrust has previously established the SouthTrust Corporation Deferred Compensation Plan effective the 21st day of January, 1987, and amended and restated effective the 19th day of December, 1990 and finally amended the _____ day of __________, 1991; and

         WHEREAS, notwithstanding the establishment of a trust, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for tax purposes; and

         WHEREAS, SouthTrust has established a Trust for the Benefit of Participants in the SouthTrust Corporation Deferred Compensation Plan (hereinafter referred to as "Trust") for the purpose of providing, upon the occurrence of certain events, the benefits prescribed under this Plan; and

         WHEREAS, due to the establishment of the Trust, it is appropriate to amend and restate the Plan in its entirety; and

         WHEREAS, Participants are currently Directors or Senior Officers of SouthTrust or other Participating Employers; and

         WHEREAS, Participants and SouthTrust or other Participating Employers have agreed that a part of the Compensation to which the Participants shall be entitled for services performed may be deferred according to the terms and provisions set forth in this Plan and the Internal Revenue Code of 1986 as amended.

         NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

         1.       DEFINITIONS.

                  1.1 "Beneficiary" means the individual or entity entitled to be paid the balance of a deceased Participant's Salary Deferral Account.

                  1.2      "Board" means the Board of Directors of SouthTrust.

                  1.3 "Change In Control" means any one or more of the following: 1) when any person or group of persons directly or indirectly becomes the beneficial owner, or obtain(s) the right to acquire securities of SouthTrust representing 20% or more of the combined voting power of SouthTrust's outstanding voting stock; 2) when there is a change in the majority of the members of the Board within any twenty-four month period; 3) when there is consummated any merger or consolidation which would result in a change in control under any other provision of this paragraph; 4) upon the adoption of any plan or proposal for the liquidation or dissolution of SouthTrust; or 5) upon the occurrence of any other event that would be required to be reported under
Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934.

                  1.4 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.5 "Compensation" means all quarterly retainer fees, meeting fees and committee fees payable to Directors, and salaries and bonuses payable to Senior Officers.

                  1.6 "Committee" means the Human Resources Committee of the Board.

                  1.7 "Director" means a member of the Board of Directors of SouthTrust.

                  1.8 "Early Retirement Age" means with respect to Senior Officers only, the attainment of age 55 and the completion of ten (10) years of service with SouthTrust.

                  1.9 "Effective Date" of the Plan means the 21st day of January, 1987.

                  1.10     "Normal Retirement Age" means:

                           (a)      for Directors, the earlier of

                                    (1)      attainment of age 70, or

                                    (2)      termination of membership on the
Board.

                           (b)      for Senior Officers, the attainment of age
60 whether or not employment ends or is continued.

                  1.11 "Participant" means a Director or Senior Officer who has been designated for participation by the Committee and has elected to defer Compensation under the terms of this Plan.

                  1.12 "Participating-Employer" means any organization which, together with SouthTrust, is a member of an Affiliated Group as such term is defined in Section 1504 of the Code, which has been designated by SouthTrust as eligible to participate in this Plan and elects to participate in this Plan.

                  1.13 "Plan" means the Amended and Restated SouthTrust Corporation Deferred Compensation Plan established by this document and as may be amended from time to time and executed by SouthTrust, and any related documents executed by the Participant.

                  1.14 "Plan Year" means, for the initial year, January 21, 1987 through December 31, 1987, both dates inclusive. For all subsequent years, the Plan Year shall be the calendar year.

                  1.15 "Salary Deferral Account" or "Account" means the account established by SouthTrust, pursuant to Paragraph 6.1, hereinbelow, in its books and records to reflect the amount of Participant's Compensation deferred pursuant to a Salary Deferral Agreement, and all net earnings, gains or losses charged to such account.

                  1.16 "Salary Deferral Agreement" means the written agreement, in a form approved by SouthTrust, executed by SouthTrust or a Participating Employer and Participant providing for the deferral of a specified amount or percentage of Compensation earned by the Participant for services performed for SouthTrust (or any other Participating Employer).

                  1.17 "Senior Officer" means only full time employees of SouthTrust or who are also the Chairman, President, Executive Vice Presidents or Controller of SouthTrust; or the Chairman, President or Executive Vice Presidents of any Participating Employer.

                  1.18 "SouthTrust" means SouthTrust Corporation, a corporation, organized and existing under the laws of the State of Delaware, with its principal place of business in Birmingham, Alabama, and any corporate successor thereto, whether by merger, consolidation, liquidation into a parent corporation, or otherwise.

                  1.19 "Trust" shall mean the Trust for the Benefit of Participants in the SouthTrust Corporation Deferred Compensation Plan created simultaneously herewith for the benefit of Participants pursuant to the terms of this Plan.

         2. PURPOSE. The Plan is intended to be unfunded for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA and is also intended to provide a method of deferring payment to Participant of a portion of his Compensation up to the limits as provided herein.

         3. ELIGIBILITY. Directors and Senior Officers who have been designated for participation by the Committee.

         4.       PARTICIPATION.

                  4.1 Election to Participate. Prior to the beginning of any Plan Year, a Participant may elect to participate in the Plan by executing and delivering to the Human Resources Department of SouthTrust (hereinafter referred to as the "HRD") a Salary Deferral Agreement, in such form as SouthTrust shall prescribe, to defer any part of the Compensation which would otherwise be paid to the Participant; except that for a Senior Officer, such deferred amount cannot exceed thirty-five percent (35%) of such Senior Officer's Expected Compensation for any given Plan Year. Such deferred amount shall be credited to a special account established by SouthTrust, hereinafter referred to as "Account". Any amounts deferred hereunder shall be payable pursuant to the terms of this Plan as provided in Paragraphs 7 and 8 hereof. Expected Compensation shall be defined as an amount equal to a Senior Officer's base pay as of January 1 of the Plan Year plus an amount equal to the Maximum Award amount payable pursuant to the SouthTrust Corporation Senior Officer Performance Incentive Plan for the previous Plan Year which is payable during the Plan Year.

                  4.2 Modification or Revocation of Salary Deferral Agreement. The Salary Deferral Agreement may be modified at any time by the Participant with respect to Compensation to be earned during any Plan Year commencing after the date of such modification by completing and executing a new Salary Deferral Agreement which must be given to the HRD prior to the first day of the Plan Year for which the modification shall become effective. The Participant may revoke his Salary Deferral Agreement at any time by providing written notice to the HRD in such form as the HRD shall prescribe, such revocation to be effective with respect to Compensation to be earned during any Plan Year commencing after the date of such revocation. Any Participant who has revoked his Salary Deferral Agreement may thereafter execute a new Salary Deferral Agreement and elect to participate in the Plan for Plan Years subsequent to the execution of the new Salary Deferral Agreement.

                  4.3 Deferral Before Services Earned Notwithstanding anything herein to the contrary, an election to defer Compensation must be made before the beginning of the period of service for which the Compensation is payable; except that in the first Plan Year in which a Participant becomes eligible to participate, the newly eligible Participant may make an election to defer Compensation for services performed subsequent to the election within 30 days after the date the Employee becomes eligible.

         5. ESTABLISHMENT OF TRUST. All funds subject to deferral under any portion of this agreement shall be paid by SouthTrust or a Participating Employer to the Trustee under the Trust which is, at the date of this Amendment and Restatement, Trust Company Bank, a Georgia corporation.

         6.       ESTABLISHMENT AND OWNERSHIP OF SALARY DEFERRAL ACCOUNTS.

                  6.1 Establishment of Accounts SouthTrust shall establish a special bookkeeping account for each Participant electing to participate in this Plan. All amounts deferred by a Participant under this Plan shall be credited to his Account as of the date such amounts would have otherwise been payable, but for the Participant's election to participate in this Plan. Each Participants' Account will accrue interest, compounded quarterly, credited as of the last day of each calendar quarter, at an annual rate equal to the greater of
(i) one Hundred (100) basis points above the Ten (10) Year Treasury Constant, as published by the Federal Reserve Board weekly, or (ii) twelve percent (12%). Such interest shall be credited to all existing Accounts so long as there remains a positive balance in the Account, notwithstanding the termination or amendment of this Plan nor the Participant's decision to cease participation in this Plan. The Board, in its sole discretion, may change the rate of interest at the beginning of each Plan Year by sending written notice of such change to the HRD and to each Participant in the Plan prior to the start of such Plan Year.

                  6.2 Reports. At the end of each Plan Year, SouthTrust shall issue each Participant, having a balance in his Account, a report reflecting the current value of his Account.

                  6.3 Ownership Of Accounts. Until paid to the Participant or Beneficiary, all assets held in or allocated to each Participant's Account, including all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights, shall remain solely the property and rights of the Trust, subject only to the claims of the SouthTrust's general creditors.

         7.       PAYMENT OF BENEFITS.

                  7.1 Value of Benefits. The assets held in or allocated to each Participant's Account shall be valued as of the last day of each calendar quarter (hereinafter "Valuation Date"). The benefits payable to the Participant, or his or her Beneficiary, will be based on the value of the Participant's Account as of the Valuation Date immediately preceding the time payment of benefits are to commence hereunder.

                  7.2 Benefits Upon Attainment of Normal Retirement Age. A Participant who attains Normal Retirement Age shall receive the entire balance in his Account in cash and in one lump sum payment on or before the thirtieth
(30th) day following such event, or as soon as administratively possible thereafter. In the alternative, the Participant may elect to receive payment, upon attainment of Normal Retirement Age, by notifying the HRD in writing at any time prior to the beginning of Plan Year in which he attains Normal Retirement Age, in quarterly or annual installments over a period not to exceed five (5) years for Director Participants and fifteen (15) years for Senior Officer Participants, such installments to commence on the first day of the quarter next following his attainment of Normal Retirement Age, or as soon as administratively possible thereafter, and to continue until the entire Account balance is paid in full. The amount of each such installment shall be equal to the result obtained by dividing the balance of the Account immediately prior to payment of such installment by the number of installments then remaining to be paid.

                  7.3 Senior Officer Benefits Upon Attainment of Early Retirement Age. A Senior Officer Participant who attains Early Retirement Age and elects Early Retirement from SouthTrust or a Participating Employer shall have a deferred interest, and shall receive the entire balance in his Account in cash and in one lump sum payment on or before the thirtieth (30th) day following his attainment of Normal Retirement Age, or as soon as administratively possible thereafter. In the alternative, the Participant may elect to receive payment upon attainment of Normal Retirement Age by notifying the HRD in writing at any time prior to the first day of the Plan Year in which Participant elects Early Retirement, in quarterly or annual installments over a period not to exceed fifteen (15) years, such installments to commence on the first day of the quarter next following his attainment of Normal Retirement Age, or as soon as administratively possible thereafter, and shall continue until the entire Account balance is paid in full. The amount of each such installment shall be equal to the result obtained by dividing the balance of the Account immediately prior to payment of such installment by the number of installments then remaining to be paid.

                  7.4 Senior Officer Benefits Upon Termination Prior to Early Retirement Age. If a Senior Officer Participant terminates employment with SouthTrust, or a Participating Employer, prior to attainment of Early Retirement Age, for any reason other than death, the Senior Officer Participant shall receive a benefit equal to the entire balance in his Account, payable in one lump sum as of the first day of the first calendar quarter following the anniversary of such termination from Service, or as soon as administratively possible thereafter in the sole discretion of SouthTrust.

                  7.5      Death Benefits.

                           (a)      If Participant dies prior to becoming
eligible for payment pursuant to Paragraphs 7.2, 7.3 or 7.4, hereinabove, the entire balance in his Account shall be paid to Participant's designated Beneficiary. Except as provided in sub-paragraphs 7.6(b) and (c) hereinbelow, payment under this sub-paragraph 7.6(a) shall be made in cash and in one lump sum within thirty (30) days of the date of Participant's death or as soon as administratively possible thereafter.

                           (b)      Notwithstanding anything in sub-paragraph
7.6(a) hereinabove to the contrary and subject to sub-paragraph 7.6(c) hereinbelow, SouthTrust, in its sole discretion, may defer payments under this Paragraph 7.6 for a period of up to one year following the date of Participant's death.

                           (c)      Notwithstanding anything in sub-paragraphs
7.6(a) or (b) hereinabove to the contrary, the Participant may elect to have payments under this Paragraph 7.6 made to his designated Beneficiary by notifying the HRD in writing, at any time prior to his death, in quarterly or annual installments over a period not to exceed fifteen (15) years, such installments to commence on the first day of the calendar quarter next following the date upon which Participant would have attained Normal Retirement Age had he survived, and shall continue until the entire Account balance is paid in full. The amount of each such installment shall be equal to the result obtained by dividing the balance of the Account immediately prior to payment of such installment by the number of installments then remaining to be paid.

                  7.6 Death Benefits While in Pay Status. If Participant dies after payments under this Paragraph 7 have commenced, the remaining payments, if any, shall be paid to Participant's designated Beneficiary in accordance with Participant's election. Notwithstanding the immediately preceeding sentence, in the sole discretion of SouthTrust, the remaining balance in Participant's Account may be paid to the designated Beneficiary in one lump sum within thirty (30) days of the date of Participant's death.

                  7.7 Beneficiary Designations. The Participant may designate one or more individuals or entities as his Beneficiary or change any prior designation, such designation or change in designation to be (i) in writing, (ii) in such form as SouthTrust shall prescribe, and (iii) maintained by the HRD. In the absence of a valid Beneficiary designation by the Participant, payment of death benefits will be paid to the estate of the Participant. Any Participant or former Participant may change his designated Beneficiary, at any time, and without consent of the former designated Beneficiary.

         8. CHANGE IN CONTROL. Notwithstanding anything in Paragraph 7 hereinabove to the contrary, and in lieu of the payment provisions contained therein, Participant may elect to receive payment of his Account balance, in cash and in one lump sum as of the effective date of a Change In Control. In order for such election to be valid, it shall be (i) in writing, (ii) in such form as SouthTrust shall prescribe, and (iii) delivered to the HRD at least twelve (12) months prior to the effective date of the Change In Control. In the absence of a valid election by the Participant, payment of Participant's Account balance will be made in accordance with Paragraph 7 hereinabove. Any Participant or former Participant may change his election at any time, and without consent of any Beneficiary, such election to be effective on the first day of the Plan Year which is at least twelve (12) months following the date of such election and at least twelve (12) months prior to a Change In Control.

         9.       ADMINISTRATION.

                  9.1 Administrator. This Plan shall be administered by the HRD.

                  9.2 Administrator's Powers and Duties. The Administrator shall have the power and duty to:


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

                           (a)      construe and interpret the provisions of the
Plan;

                           (b)      adopt, amend, or revoke rules and
regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

                           (c)      provide appropriate parties with such
returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available for examination by Participants and their Beneficiaries when required by law;

                           (d)      take such other action as may reasonably be
required to administer the Plan in accordance with its terms or as may be provided for or required by law;

                           (e)      withhold applicable taxes and file with the
Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan; and

                           (f)      appoint and retain such persons as may be
necessary to carry out the functions of the Administrator; and

                           (g)      Upon the occurrence of a Change In Control,
the Committee shall delegate and the Trustee shall accept any and all administrative duties created by this Agreement.

         10.      MISCELLANEOUS.

                  10.1 Amendment or Termination of Plan. This Plan may not be modified or amended in whole or in part, or terminated, at any time while there are any Participants who continue to defer Compensation under valid Salary Reduction Agreements. In addition, no amendment or termination of the Plan shall reduce or impair the Participant's or Beneficiary's accrued benefits or optional forms of benefits which are attributable to services performed prior to the amendment or termination. In the event the Plan is terminated, all Accounts shall continue to be credited with interest until all such Accounts are paid in full.

                  10.2 Reversion of Excess Assets. In the event there are assets (Excess Assets) remaining in the Trust after all obligations to all Participants and Beneficiaries have been satisfied and after this Plan has been terminated, such Excess Assets shall revert to SouthTrust.

                  10.3 Unsecured Promise. SouthTrust, each Participating Employer and each Participant acknowledges that this Agreement shall create only an unsecured promise by SouthTrust to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amounts shall remain solely the property of SouthTrust, subject only to the claims of its general creditors.

                  10.4 Assignment of Rights to Benefits. A Participant's rights to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by the Participant, by creditors of the Participant or the Participant's beneficiary.

                  10.5 Unfunded Plan. It is the intention of SouthTrust, each Participating Employer and each Participant that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

                  10.6 Right to Employment. This Agreement shall not be construed as giving the Participant any right to continued employment with SouthTrust.

                  10.7 Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of SouthTrust, its successors and assigns, Participating Employers, the Participant and Beneficiaries and their heirs and legal representatives.

                  10.8 Written Notice. Any notice or other communication required or permitted under the Plan shall be in writing. If directed to SouthTrust, the notice or communication shall be sent to the HRD of SouthTrust. If directed to the Participant, it shall be sent to such Participant at the last known address as it appears on SouthTrust's records or at the work site, at SouthTrust's option. If directed to a Beneficiary, it shall be sent to such Beneficiary at the last known address as it appears on SouthTrust's records. A copy of any such notice shall be promptly delivered to the Trustee.

                  10.9 Entire Agreement. This Plan, as completed and executed by SouthTrust and/or Participating Employers, the Salary Deferral Agreements, Designation of Beneficiary forms, Distribution Election Forms and Change In Control election forms executed by Participants and all amendments thereto, will constitute the entire agreement between SouthTrust and Participant regarding the Plan.

                  10.10 Controlling Law. This Plan shall be construed in accordance with the laws of the State of Alabama.

                  10.11 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         IN WITNESS WHEREOF, SouthTrust by and through its duly authorized officers have caused this instrument to be executed under seal on the 15 day of July, 1992.

                                           SOUTHTRUST CORPORATION



                                           By /s/ Wallace D. Malone
                                             -----------------------------
                                             Wallace D. Malone
                                             Chairman of the Board and
                                             Chief Executive Officer
Attest:



/s/ Aubrey D. Barnard                                        (SouthTrust)
------------------------
Aubrey D. Barnard
Secretary

[CORPORATE SEAL]


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